UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 29, 2015

KNIGHT TRANSPORTATION, INC.
(Exact name or registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20002 North 19th Avenue, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

(602) 269-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Following recommendation from the Compensation Committee, the Board of Directors (“Board”) of Knight Transportation, Inc. (“Knight”) adopted, in March 2015, the Knight Transportation, Inc. 2015 Omnibus Incentive Plan (the “Plan”) and recommended that it be submitted to our shareholders for their approval at our Annual Meeting of Shareholders to be held May 14, 2015 (the “Annual Meeting”). A description of the Plan was included in our 2015 Proxy Statement on Form DEF 14A, filed with the Securities and Exchange Commission on April 2, 2015 (the “Proxy Statement”). The Proxy Statement also included a proposal (Proposal No. 4) to approve the Plan.

On April 29, 2015, based upon voting results received and a proxy advisory firm recommendation, the Board amended the Plan by approving the Knight Transportation, Inc. Amended and Restated 2015 Omnibus Incentive Plan (the “Amended and Restated Plan”). The Amended and Restated Plan reduces the number of shares set aside and reserved for issuance to 3,250,000 from 5,000,000 and requires a minimum vesting period of at least one year for awards to executive officers.

The foregoing is a summary description of certain terms of the Amended and Restated Plan and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	99.1	Knight Transportation, Inc. Amended and Restated 2015 Omnibus Incentive Plan

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: April 29, 2015	By:	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer